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                                                                   EXHIBIT 10.5

                         TRUE NORTH COMMUNICATIONS INC.

                           DEFERRED COMPENSATION PLAN

                (Amended and Restated Effective January 1, 2001)


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                         TRUE NORTH COMMUNICATIONS INC.

                           DEFERRED COMPENSATION PLAN

                       ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1. PURPOSE. The purpose of the True North Communications Inc. Deferred Compensation Plan (hereinafter, the "Plan") is to permit a select group of management or highly compensated employees of True North Communications Inc. and its participating subsidiaries to defer the receipt of income which would otherwise become payable to them and to provide additional deferred compensation through company contributions. In addition, it is intended that certain obligations undertaken in several predecessor non-qualified plans established by the Company, its predecessor companies or affiliates, be incorporated into the operation of this plan for administrative ease and consistency of benefits. It is intended that this Plan, by providing this deferral opportunity, will assist the Company in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2. EFFECTIVE DATE. The Plan was originally effective as of April 1, 1999. The "Effective Date" of this amended and restated Plan is January 1, 2001.


                            ARTICLE II - DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1. ACCOUNT(S). "Account(s)" means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. The Accounts available for each Participant shall be identified as the Retirement Account and the Withdrawal Account. In addition, there shall be an Interest Rate Subaccount within the Retirement Account to account for certain Rollover Amounts and Discretionary Contributions that are to be credited with interest based on a rate of interest determined by the Committee.

2.2. BENEFICIARY. "Beneficiary" means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant's death.

2.3. BOARD. "Board" means the Board of Directors of the Company or the Compensation Committee thereof.

2.4. CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5. COMMITTEE. "Committee" means the Administrative Committee of the Company, which has been appointed by the Board to administer the Company's retirement plans, including the Plan.

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2.6.     COMPANY. "Company" means True North Communications Inc., a Delaware corporation, and any directly or indirectly affiliated subsidiary corporations any of whose employees are designated as eligible to participate in the Plan.

2.7. COMPENSATION. "Compensation" means the base salary payable to and bonus or incentive compensation earned by a Participant with respect to employment services performed for the Company by the Participant and considered to be "wages" for purposes of federal income tax withholding. For purposes of this Plan, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax-qualified plans which may be maintained under Section 401(k) or Section 125 of the Code or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other forms of compensation is subject to Committee approval.

2.8. DEFERRAL COMMITMENT. "Deferral Commitment" means a commitment made by a Participant to defer a portion of Compensation as set forth in Article
         III. The Deferral Commitment shall apply to salary and/or bonus payable to the Participant, and shall specify the Account or Accounts to which the Compensation deferred shall be allocated. Such allocation shall be made in whole percentages or stated dollar amounts and shall be made in a form acceptable to the Committee. A Deferral Commitment shall remain in effect until amended or revoked as provided under Section 3.2(d) below.

2.9.     DEFERRAL PERIOD. "Deferral Period" means each calendar year.

2.10.    DETERMINATION DATE. "Determination Date" means each business day.

2.11. DISABILITY. "Disability" means total and permanent disability, as defined in the Company's long-term disability plan, as it may be amended from time to time, and as interpreted by the Committee in its sole and absolute discretion.

2.12. DISCRETIONARY CONTRIBUTION. "Discretionary Contribution" means the Company profit sharing contribution or other discretionary contribution credited to a Participant's Account(s) under Section 4.6 below.

2.13. DISTRIBUTION ELECTION. "Distribution Election" means the election by a Participant as to the timing and/or form of payment of benefits payable from each Account under this Plan, on a form prescribed by the Committee for this purpose and completed by the Participant.

2.14. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.15. EXCESS 401(K) AMOUNT. "Excess 401(k) Amount" means the amount of Compensation that the Participant has elected to be deferred under the provisions of the 401(k) Plan, but which cannot be contributed to the 401(k) Plan on behalf of the Participant due to the fact that salary and bonus deferrals under this Plan are not treated as compensation under the 401(k) Plan and/or due to the limitations imposed by Code Sections 401(a)(30), 402(g)(1), 401(a)(17), 415(c)(1) or any other limitations under the Code or the provisions of the 401(k) Plan. The maximum

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         amount that can be contributed to the 401(k) Plan due to these restrictions is hereinafter referred to as "Maximum 401(k) Amount." It is recognized that for purposes of the 401(k) Plan the definition of "compensation" will most likely be more restrictive than the definition under this Plan and that the calculation of the amount elected to be deferred into the 401(k) Plan, the Maximum 401(k) Amount, and the Excess 401(k) Amount shall be calculated in accordance with the provisions of the 401(k) Plan. For purposes of this Plan, in determining the Excess 401(k) Amount, the election with respect to the amount of compensation to be deferred into the 401(k) Plan in effect at the time that the Participant achieves the Maximum 401(k) Amount shall be deemed to continue in effect for the balance of the applicable Deferral Period.

2.16. FINANCIAL HARDSHIP. "Financial Hardship" means a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined based upon such standards as are, from time to time, established by the Committee, and such determination shall be in the sole discretion of the Committee.

2.17. 401(K) PLAN. "401(k) Plan" means the Company retirement plan in which the Participant participates, which is tax-qualified under Section 401(a) of the Code and satisfies the requirements of Section 401(k) of the Code. As of the Effective Date, the only applicable tax-qualified plan is the True North Communications Inc. Retirement Plan, as amended from time to time.

2.18. INVESTMENT PERFORMANCE. "Investment Performance" means the amount credited to or deducted from a Participant's Retirement and Withdrawal Accounts on each Determination Date. Amounts credited to or deducted from a Participant's Retirement and Withdrawal Accounts shall be based on the earnings and/or losses of the Valuation Funds chosen by the Participant as provided in Section 2.25 below and in a manner consistent with Section 4.3 below. Such credits to a Participant's Retirement and Withdrawal Accounts may be either positive or negative to reflect the increase or decrease in the applicable Valuation Funds.

         Notwithstanding the foregoing, Investment Performance credited to the Interest Rate Subaccount within the Retirement Account shall be based on a rate of interest set and declared by the Committee in its sole discretion from time to time.

2.19. MATCHING CONTRIBUTION. "Matching Contribution" means the Company contribution credited to a Participant's Retirement Account under
         Section 4.5 below.

2.20. PARTICIPANT. "Participant" means any employee who is eligible pursuant to Section 3.1 below to participate in this Plan, and who has elected to defer Compensation under this Plan in accordance with Article III below. Such employee shall remain a Participant in this Plan for the period of deferral and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

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2.21.    PLAN. "Plan" means this True North Communications Inc. Deferred
         Compensation Plan, as amended from time to time.

2.22. PREDECESSOR PLAN. "Predecessor Plan" means those plans maintained by the Company, or its predecessor entities, established to be non-qualified deferred compensation plans for a select group of management or highly compensated employees. These Plans specifically include the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Executive Wealth Accumulation Plan (the "EWAP"), the Foote, Cone & Belding Communications, Inc. Stock Purchase Integration Plan, (the "SPIP"), and the Foote, Cone & Belding Communications, Inc. Profit Sharing Integration Plan, (the "PSIP") along with any other plan or program designated by the Committee.

2.23. RETIREMENT. "Retirement" means a Participant's termination of employment with the Company after attaining age 55.

2.24. ROLLOVER AMOUNT. "Rollover Amount" means the amount determined by the Committee in its sole discretion to represent the balance of the obligation to specifically named Participants under a Predecessor Plan, which is to be added to an Account in this Plan. It is intended that the Rollover Amount shall be determined in accordance with the terms of the applicable Predecessor Plan. Such Rollover Amount shall be determined by the Committee and added to the appropriate Account under this Plan as of the later of the original effective date of this Plan or the date that the Participant first becomes eligible to participate in this Plan.

2.25. VALUATION FUNDS. "Valuation Funds" means one or more of the independently established funds or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Investment Performance that is credited to each Participant's Retirement and Withdrawal Accounts in accordance with
         Article IV below, and does not represent nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan.


                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1.     ELIGIBILITY AND PARTICIPATION.

         a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to those select key employees of the Company who are designated by management from time to time and approved by the Committee. The Committee and its delegates shall have the authority to establish general guidelines for Plan participation; provided that no individual with annual base salary of less than $100,000 shall be eligible to make future Deferral Commitments on or after the Effective Date.

         b) PARTICIPATION. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, and

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                  completion and submission of a Deferral Commitment and a
                  Distribution Election form to the Committee no later than 30 days prior to the beginning of the Deferral Period.

         c) FIRST-YEAR PARTICIPATION. When an individual first becomes eligible to participate during a Deferral Period, a Deferral Commitment may be submitted to the Committee within 30 days after the Committee notifies the individual of eligibility to participate. Subject to Section 3.2(b), such Deferral Commitment will be effective only with regard to Compensation earned and payable following submission of the Deferral Commitment to the Committee.

3.2. FORM OF DEFERRAL. A Participant may elect a Deferral Commitment as follows:

         a) SALARY DEFERRAL COMMITMENT. A Deferral Commitment shall be made with respect to salary payable by the Company to a Participant during the immediately succeeding Deferral Period, and shall designate the portion of each deferral that shall be allocated among the Retirement and Withdrawal Accounts. The Participant shall set forth the amount to be deferred as a full percentage of salary payable (the Participant may designate a different percentage of salary and bonus that is to be deferred under this Plan). The salary Deferral Commitment shall specify the Participant's initial allocation of the amounts deferred into each Account among the various available Valuation Funds.

         b) BONUS DEFERRAL COMMITMENT. A Deferral Commitment shall be made with respect to each payment of bonus or incentive compensation payable by the Company to a Participant with respect to services performed during the immediately succeeding Deferral Period, and shall designate the portion of each deferral that shall be allocated among the Retirement and Withdrawal Accounts. Notwithstanding the foregoing, for a Participant's initial Deferral Period under the Plan, his or her bonus Deferral Commitment may apply to bonuses earned for the calendar year in which such Deferral Commitment is made, provided that the amount of such bonus remains substantially uncertain as of the time such Deferral Commitment is submitted. The Participant shall set forth the amount to be deferred as either a full percentage of bonus or incentive compensation payable (the Participant may designate a different percentage of salary and bonus that is to be deferred under this Plan), as a stated dollar amount, or as a percentage of the bonus payable in excess of a stated amount. The Deferral Commitment shall specify the Participant's initial allocation of the amounts deferred into each Account among the various available Valuation Funds.

                  To the extent any Participant receives a bonus partially or completely in the form of restricted stock (or any other non-cash form), the Committee or its delegates shall have the discretion as it/they deem appropriate to adjust the Participant's Deferral Commitment (as it applies to such bonus) to account for the non-cash element. This discretion shall be exercised in a manner that is consistent among similarly-situated Participants. similarly-situated
                  Participants.

         c) EXCESS 401(k) AMOUNT. A Deferral Commitment shall be made with respect to Excess

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                  401(k) Amounts, if any, as defined in Section 2.15 above.
                  Any Excess 401(k) Amounts so deferred shall be deferred into the Retirement Account.

         d) PERIOD OF COMMITMENT. Once a Participant has made a Deferral Commitment, that Commitment shall remain in effect for that Deferral Period (or the remainder thereof). A new Deferral Commitment must be submitted for each Deferral Period, as a Deferral Commitment shall apply only to the Deferral Period for which it is submitted.

3.3. MAXIMUM DEFERRAL COMMITMENTS. The maximum amount of each payment of base salary that may be deferred into this Plan shall be 50% of base salary, and the maximum amount of each payment of bonus or incentive compensation that may be deferred into this Plan shall be 100% of bonus or incentive compensation.

3.4. COMMITMENT LIMITED BY TERMINATION. If a Participant terminates employment with the Company prior to the end of the Deferral Period, the Deferral Period shall end as of the date of such termination.

3.5. MODIFICATION OF DEFERRAL COMMITMENT. Except as provided in Section 5.5 below, a Deferral Commitment shall be irrevocable by the Participant during a Deferral Period.

3.6. CHANGE IN EMPLOYMENT STATUS. If the Committee determines that a Participant is no longer eligible to participate in this Plan, but the Participant remains employed with the Company, the Participant's existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Committee, unless the Participant later satisfies the requirements of Section 3.1 above. If any such Participant's total Account balance at such time (or at any subsequent time) is less than $5,000, then the Committee shall distribute the Participant's Account balances in accordance with
         Article V below as if the Participant had terminated employment with the Company as of that time.

         If the Committee, in its sole discretion, determines that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with ERISA, the Committee may in its sole discretion terminate any Deferral Commitment for that year, prohibit the Participant from making any future Deferral Commitments and/or distribute the Participant's Account balances in accordance with Article V below as if the Participant had terminated employment with the Company as of that time.

                   ARTICLE IV - DEFERRED COMPENSATION ACCOUNTS; COMPANY
                                      CONTRIBUTIONS

4.1. ACCOUNTS. The Rollover Amounts, the Compensation deferred by a Participant under the Plan, any Matching Contributions, Discretionary Contributions, Excess 401(k) Amounts and Investment Performance shall be credited to the Participant's various Account(s). Separate accounts may be maintained to reflect the different Accounts chosen by the Participant, and the Participant shall designate the portion of each deferral that will be credited to each Account, as set forth in Section 3.2(a), (b) and (c). These Accounts shall be used solely to calculate the

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         amount payable to each Participant under this Plan and shall not constitute separate funds of assets.

4.2. TIMING OF CREDITS; WITHHOLDING. A Participant's deferred salary or bonus, if any, shall be credited to each Account designated by the Participant on or as soon as practicable after the date the Compensation deferred would have otherwise been payable to the Participant. Excess 401(k) Amounts and Matching Contributions, if any, shall be credited to the Participant's Retirement Account on or as soon as practicable after the date the corresponding deferred salary or bonus is credited to the applicable Account(s). Any Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Committee. Any Rollover Amounts shall be credited to the appropriate Account(s) as set forth below in Section 4.4 as an initial balance in the appropriate Account(s) as of the later of the original effective date of this Plan or the date that the Participant first becomes eligible to participate in this Plan. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Participant's corresponding non-deferred portion of Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Account in a manner specified by the Committee.

4.3. VALUATION FUNDS. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for the Retirement and/or Withdrawal Account(s) for the sole purpose of determining the manner by which Investment Performance shall be credited to or deducted from such Account. Such election shall designate the portion of each deferral of Compensation made into the Retirement and Withdrawal Accounts that shall be allocated among the available Valuation Fund(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Participants shall also be permitted to reallocate the balance in each Valuation Fund among the other available Valuation Funds as determined by the Committee.

         The manner in which such elections shall be made and the frequency with which such elections may be changed and the manner in which such elections shall become effective shall be determined in accordance with the procedures to be adopted by the Committee or its delegates from time to time. As of the Effective Date, such elections may be made on a daily basis electronically, and such elections shall become effective on the date made or the next available Determination Date.

4.4. ROLLOVER AMOUNTS. The Company may credit a Rollover Amount to the Participant's Account(s) in an amount determined by the Committee in accordance with the appropriate Predecessor Plan as stated in Section
         2.24 above. Any Rollover Amount designated as being in relation to the EWAP Predecessor Plan may be credited to the Retirement or the Withdrawal Accounts at the direction of the Participant. Any Rollover Amount designated as being in relation to the SPIP or PSIP Predecessor Plans will be credited to the Interest Rate Subaccount within the Retirement Account.

4.5. MATCHING CONTRIBUTIONS. The Company may credit Matching Contributions to the Participant's Retirement Account in an amount to be determined by the Committee in relation

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         to the Compensation deferred by the Participant under this Plan during a Deferral Period. As of the Effective Date, Matching Contributions for each Deferral Period shall equal (1) one hundred percent (100%) of the amounts deferred by the Participant for that Deferral Period under Section 3.2 above, up to a maximum of the first 3% of the Participant's Compensation for such Deferral
         Period, plus (2) fifty percent (50%) of the amounts deferred by the Participant up to the next 2% of the Participant's Compensation for such Deferral Period, minus (3) the matching contributions made on the Participant's behalf for that Deferral Period under the 401(k) Plan. [DISCUSS?]

4.6. PROFIT-SHARING AND OTHER DISCRETIONARY CONTRIBUTIONS. The Company may make Discretionary Contributions to a Participant's Accounts. Discretionary Contributions shall be credited at such times, in such amounts and to such Accounts as recommended by the Company and approved by the Compensation Committee of the Board or the full Board. As of the Effective Date, Discretionary Contributions shall include profit-sharing contributions made on behalf of certain designated eligible Participants as follows: For each Deferral Period, an eligible Participant's profit-sharing contribution shall be an amount equal to
         (a) minus (b), where:

         a) equals the profit-sharing contribution that would have been allocated to the Participant under the 401(k) Plan for such Deferral Period if the "Retirement Plan Limits" did not apply and if the amounts of salary deferred by the Participant pursuant to Section 3.2 were treated as compensation under the 401(k) Plan; and

         b) equals the actual profit-sharing contribution allocated to the Participant under the 401(k) Plan for such Deferral Period.

         For purposes of (a) above, "Retirement Plan Limits" means the limitation imposed by Section 415 of the Code on allocations to Participants' accounts under the 401(k) Plan and the limitation imposed by Section 401(a)(17) of the Code on the amount of a Participant's annual compensation that may be taken into account under the 401(k) Plan. These profit-sharing Discretionary Contributions shall be credited to a Participant's Interest Rate Subaccount within the Retirement Account at or as soon as practicable after the time profit-sharing contributions are credited to such Participant's account(s) under the 401(k) Plan.

4.7. DETERMINATION OF ACCOUNTS. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

         a) NEW DEFERRALS. The Retirement and Withdrawal Accounts shall be increased by any deferred Compensation, if any, credited since such prior Determination Date in the proportion chosen by the Participant.

         b) COMPANY CONTRIBUTIONS. The Retirement Account shall be increased by any Matching Contribution, Excess 401(k) Amounts, and/or Discretionary Contributions credited since such prior Determination Date; provided that profit-sharing Discretionary Contributions under Section 4.6 shall be credited to the Interest Rate Subaccount within

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                  the Retirement Account. Rollover Amounts shall be treated as initial balances in the Retirement and/or Withdrawal Accounts, as applicable.

         c) DISTRIBUTIONS. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions from the Retirement and Withdrawal Accounts shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

         d) INVESTMENT PERFORMANCE. The Retirement and Withdrawal Accounts shall be increased or decreased by the Investment Performance credited to such Accounts since such Determination Date as though the balance of that Account had been invested in the applicable Valuation Funds chosen by the Participant. The Interest Rate Subaccount within the Retirement Account shall be increased by the interest credited to such Account since such prior Determination Date based on the interest rate established by the Committee.

4.8. VESTING OF ACCOUNTS. Subject to the right of the Committee to impose vesting restrictions with respect to future Matching and/or Discretionary Contributions, all amounts credited to a Participant's Accounts, net of Investment Performance, shall be 100% vested.

4.9. STATEMENT OF ACCOUNTS. The Committee shall give to each Participant a statement showing the balances in the Participant's Accounts on no less than an annual basis.


                            ARTICLE V - PLAN BENEFITS

5.1. RETIREMENT ACCOUNT. The balance of a Participant's Retirement Account shall be distributed to the Participant upon his or her termination of employment with the Company. Benefits under this Section shall be payable as soon as administratively practical after termination of employment. The form of benefit payment shall be that form selected by the Participant pursuant to Section 5.6 below, except that if the Participant terminates employment with the Company prior to Retirement, the full amount of the Retirement Account shall be paid in a lump sum.

5.2. WITHDRAWAL ACCOUNT. Subject to the remainder of this Section 5.2, the balance of a Participant's Withdrawal Account shall be distributed to the Participant upon the date chosen by the Participant in his or her Distribution Election that corresponds to his or her first Deferral Commitment which designates a portion of the Compensation deferred be allocated to the Withdrawal Account; provided, however, that the date of payment commencement under this Section shall be no earlier than the third anniversary of the Participant's initial deferral into the Withdrawal Account. The Participant may subsequently amend the intended date of payment to a date later than that date initially chosen by filing a new Distribution Election with the Committee no later than 24 months prior to the initially-chosen date of payment. The

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         Participant may file this amendment to defer the receipt of benefits under this Section only twice, and each new Distribution Election must provide for a pay-out at a date later than the election in force immediately prior to filing such new election. The form of benefit payment shall be that form selected by the Participant pursuant to
         Section 5.6 below. Notwithstanding the foregoing, if the Participant terminates employment with the Company prior to the date so chosen
         (or as subsequently amended) by the Participant, the balance of the Withdrawal Account as of the date of termination of employment shall be added to the Retirement Account and shall be paid in accordance with the provisions of Section 5.1 above.

5.3.     DISABILITY. If a participant becomes Disabled in accordance with
         Section 2.11 above, distribution of the Participant's Plan benefits shall be made in the same manner as if the Participant were to Retire on the date he or she commences long-term disability benefits under the Company's long-term disability plan.

5.4. DEATH BENEFIT. Upon the death of a Participant prior to the commencement of benefits under this Plan from any Account, the Company shall pay to the Participant's beneficiary an amount equal to the balance in that Account in a lump sum. In the event of the death of the Participant after the commencement of installment payments from any Account, the remaining benefits from that Account shall be paid as soon as practicable to the Participant's designated Beneficiary in one lump sum.

5.5. HARDSHIP DISTRIBUTIONS. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, amend the existing Deferral Commitment or make distributions from any or all of the Participant's Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship, the Participant's deferrals under this Plan shall cease for the period of the Financial Hardship and for 12 months thereafter. Any resumption of the Participant's deferrals under the Plan after such 12-month period shall be made only at the election of the Participant in accordance with Article III above.

5.6. FORM OF PAYMENT. Unless otherwise specified in this Article V, the benefits payable from any Account under this Plan shall be paid in one of the forms of benefit payment described below, as specified by the Participant in his or her Distribution Election. The most recently submitted Distribution Election shall be effective for the entire Account balance unless amended in writing by the Participant and delivered to the Committee. If the Participant's most recent Distribution Election as to the form of payment was made within 24 months of the time benefits under this Plan become due and payable, then the most recent election made by the Participant more than 24 months prior to the time such benefit becomes due and payable shall be used to determine the form of payment. The permitted forms of benefit payments are:

         a)       A lump sum amount which is equal to the Account balance; and

         b) Annual installments for a period of five years (with respect to the Withdrawal Account) or 10 years (with respect to the Retirement Account), where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining

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                  number of annual payments. Investment Performance on the
                  unpaid Account balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant in accordance with Section 4.3 above; except that the interest credited to the Interest Rate Subaccount within the Retirement Account during the pay-out period shall continue to be the rate declared by the Committee in accordance with Section 2.18 above.

5.7. SMALL ACCOUNTS. If the total of a Participant's unpaid Account balances as of the Participant's Retirement is less than $5,000, the remaining unpaid Account(s) shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

5.8. WITHHOLDING; PAYROLL TAXES. The Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code or any successor provision thereto.

5.9. PAYMENT TO GUARDIAN. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship, as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.

5.10. EFFECT OF PAYMENT. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant's Beneficiary) with respect to the operation of this Plan, and the Participant's (and Participant's Beneficiary's) rights under this Plan shall terminate.

                      ARTICLE VI - BENEFICIARY DESIGNATION

6.1. BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate one or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant's death prior to complete distribution of the Participant's Account balances. Each Beneficiary designation shall be on a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant to the Participant's spouse of less than a 50% interest in the Participant's benefits shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located.

6.2. CHANGING BENEFICIARY. Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A married Participant's Beneficiary designation may be changed by the Participant with the consent of the Participant's spouse as provided for in Section 6.1 above by the filing of a new designation, which shall cancel all designations

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

         previously filed.

6.3. CHANGE IN MARITAL STATUS. If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

         a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in
                  Section 6.1 above.

         b) If the Participant is unmarried at death but was married when the designation was made:

                  i) The designation shall be void if the spouse was named as Beneficiary.
                  ii) The designation shall remain valid if a non-spouse Beneficiary was named.

         c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed in Section 6.1 above.

6.4. NO BENEFICIARY DESIGNATION. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

         a)       The Participant's surviving spouse;

         b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living;

         c)       The Participant's estate.

6.5. EFFECT OF PAYMENT. Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.

                          ARTICLE VII - ADMINISTRATION

7.1.     COMMITTEE.  The Plan shall be administered by the Committee.

7.2. POWERS OF THE COMMITTEE. The Committee shall have all powers necessary to administer the Plan, including, without limitation, the power to interpret the provisions of the Plan, to decide all questions of eligibility, to establish rules and forms for the administration of the Plan, and to appoint individuals to assist in the administration of the Plan and any other agents it deems advisable.

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

7.3. ACTIONS OF THE COMMITTEE. All determinations, interpretations, rules, and decisions of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

7.4. DELEGATION. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or to other individuals or entities. The Committee may rescind any delegation at any time. Except as otherwise required by law, each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

7.5. INDEMNIFICATION. The Company shall indemnify the members of the Committee, the members of the Board and all Company officers and other employees responsible for administering the Plan against any and all liabilities arising by reason of any act or failure to act made in good faith in accordance with the provisions of the Plan. For this purpose, liabilities include expenses reasonably incurred in the defense of any claim relating to the Plan.

7.6. REPORTS AND RECORDS. The Committee and those to whom the Committee has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

                         ARTICLE VIII - CLAIMS PROCEDURE

         If a Participant or his or her beneficiary (hereinafter referred to as a "Claimant") is denied all or a portion of an expected benefit under the Plan for any reason, he or she may file a claim with the Committee. Such claim shall be reviewed by the subcommittee of the Committee that is designated to review such claims. This subcommittee shall notify the Claimant within 90 days after receipt of the claim (or within 180 days if special circumstances apply) of allowance or denial of the claim. If the claim for benefits is denied, in whole or in part, the Claimant will receive a written explanation of:

         a)       The specific reasons for the denial;

         b) The specific references to provisions of the Plan document that support those reasons;

         c) Any additional information that must be provided to improve the claim and the reasons why that information is necessary; and

         d) The procedures that are available for a further review of the claim.

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A Claimant is entitled to request a review of any denial of his or her claim by the full Committee. The request for review must be submitted within 60 days of receipt of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents and to submit issues and comments in writing as part of any request for review. The Committee may, but shall not be required to, grant the Claimant a hearing as part of this review process. The Committee will conduct a full and fair review of the claim and will notify the Claimant of the decision within 60 days (or 120 days if special circumstances apply). The decision must be in writing and will include the specific reasons and references to Plan provisions on which the decision is based. The Committee has the exclusive right and discretion to interpret the provisions of the Plan, and the entitlement to benefits, and its decision is conclusive and final and not subject to further review.

                 ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1. AMENDMENT. The Board or any duly authorized committee thereof may amend the Plan, in full or in part, at any time. However, no amendment shall reduce the amount accrued in any Account as of the date such notice of the amendment is given.

9.2. TERMINATION. The Company expects the Plan to be permanent, but necessarily must, and does, reserve the right to terminate the Plan, by action of the Board, at any time.

         a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination. effective date of such partial termination.

         b) COMPLETE TERMINATION. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. In the event of complete termination, the Plan shall cease to operate and the Company shall distribute each Account to the appropriate Participant.

                            ARTICLE X - MISCELLANEOUS

10.1. UNFUNDED PLAN. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3 (2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

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

10.2. COMPANY OBLIGATION. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company.

10.3. UNSECURED GENERAL CREDITOR. Notwithstanding any other provision of this Plan, Participants and Participants' Beneficiaries shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under this Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4. TRUST FUND. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all of the Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.

10.5. NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.6. NOT A CONTRACT OF EMPLOYMENT. This Plan shall not constitute a contract of employment between the Company and any Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.7. PROTECTIVE PROVISIONS. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

10.8. GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois, except as preempted by federal law.

10.9. VALIDITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

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

10.10. SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

10.11. SEVERABILITY. If any provision of the Plan shall be found to be invalid or unenforceable by a court of competent jurisdiction, the validity or enforceability of the remaining provisions of the Plan shall remain in full force and effect.









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